                                                                   EXHIBIT 10.38













                             HOME DEPOT U.S.A., INC.
                     DEFERRED COMPENSATION PLAN FOR OFFICERS


               (As Amended and Restated Effective January 1, 2003)

                            HOME DEPOT U.S.A., INC.
                     DEFERRED COMPENSATION PLAN FOR OFFICERS
               (As Amended and Restated Effective January 1, 2003)

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
SECTION 1.        ESTABLISHMENT AND PURPOSE OF PLAN............................................ 1

   1.1.           ESTABLISHMENT AND RESTATEMENT OF PLAN........................................ 1

   1.2.           PURPOSE OF PLAN.............................................................. 1

SECTION 2.        DEFINITIONS.................................................................. 1

   2.1.           ACCOUNT...................................................................... 1

   2.2.           BASE COMPENSATION............................................................ 1

   2.3.           BONUS COMPENSATION........................................................... 1

   2.4.           BOARD........................................................................ 1

   2.5.           CHANGE IN CONTROL............................................................ 1

   2.6.           CODE......................................................................... 2

   2.7.           COMMITTEE.................................................................... 2

   2.8.           COMPANY...................................................................... 2

   2.9.           DEDUCTIBLE................................................................... 2

   2.10.          DISTRIBUTION DATE............................................................ 2

   2.11.          DISABILITY OR DISABLED....................................................... 2

   2.12.          EFFECTIVE DATE............................................................... 3

   2.13.          ELIGIBLE OFFICER............................................................. 3

   2.14.          EMPLOYMENT TERMINATION....................................................... 3

   2.15.          ENROLLMENT PERIOD............................................................ 3

   2.16.          EXCHANGE ACT................................................................. 3

   2.17.          HARDSHIP..................................................................... 3

   2.18.          NONDEDUCTIBLE................................................................ 3

   2.19.          NONDEDUCTIBLE COMPENSATION................................................... 3

   2.20.          PARENT COMPANY............................................................... 3

   2.21.          PARTICIPANT.................................................................. 4

   2.22.          PARTICIPATING COMPANY........................................................ 4

   2.23.          PLAN......................................................................... 4

   2.24.          PLAN YEAR....................................................................  4

   2.25.          RELATED COMPANY..............................................................  4

   2.26.          RETIREMENT DATE..............................................................  4

SECTION 3.        PARTICIPATION, CONTRIBUTIONS AND DEFERRALS...................................  4

   3.1.           ELIGIBILITY..................................................................  4

   3.2.           COMMENCEMENT OF PARTICIPATION................................................  4

   3.3.           PARTICIPANT DEFERRAL ELECTIONS...............................................  4

   3.4.           CONTINUANCE OF DEFERRAL ELECTION DURING SEVERANCE PERIOD.....................  5

   3.5.           REVOCATION/MODIFICATION OF DEFERRAL ELECTIONS................................  5

   3.6.           COMPANY DISCRETIONARY CONTRIBUTIONS..........................................  5

SECTION 4.        VESTING AND ADMINISTRATION OF ACCOUNTS.......................................  5

   4.1.           VESTING OF DEFERRALS.........................................................  5

   4.2.           CREDITS/DEBTS TO ACCOUNT.....................................................  6

   4.3.           ACCOUNT EARNINGS.............................................................  6

   4.4.           OWNERSHIP AND INVESTMENT OF ACCOUNTS.........................................  6

   4.5.           ESTABLISHMENT OF RABBI TRUST.................................................  6

SECTION 5.        DISPOSITION OF PARTICIPANT ACCOUNTS..........................................  6

   5.1.           PLAN DISTRIBUTION ELECTIONS..................................................  6

   5.2.           DISTRIBUTION DATE............................................................  7

   5.3.           FORM OF DISTRIBUTION.........................................................  7

   5.4.           HARDSHIP DISTRIBUTIONS.......................................................  7

   5.5.           IN-SERVICE DISTRIBUTIONS.....................................................  8

   5.6.           DISABILITY DISTRIBUTIONS.....................................................  8

   5.7.           DEATH DISTRIBUTIONS..........................................................  8

   5.8.           DISPOSITION OF ACCOUNT ON PLAN TERMINATION...................................  9

   5.9.           ACCOUNTING METHOD FOR DISTRIBUTIONS..........................................  9

   5.10.          DISTRIBUTIONS CAUSING LOSS OF COMPENSATION DEDUCTION.........................  9

   5.11.          TAX WITHHOLDING..............................................................  9

   5.12.          PRESUMED COMPETENCY..........................................................  9

   5.13.          FORFEITURE OF UNCLAIMED BENEFITS............................................. 10

SECTION 6.        COMMITTEE ADMINISTRATION..................................................... 10

   6.1.           PLAN COMMITTEE............................................................... 10

   6.2.           COMMITTEE ACTION.............................................................10

   6.3.           PLAN RULES AND REGULATIONS...................................................10

   6.4.           DETERMINATIONS BY COMMITTEE..................................................10

   6.5.           PLAN RECORDS.................................................................11

SECTION 7.        CLAIM AND REVIEW PROCEDURES..................................................11

   7.1.           CLAIMS PROCEDURE.............................................................11

   7.2.           REVIEW PROCEDURE.............................................................11

   7.2(a).        GENERAL PROCEDURES...........................................................11

   7.2(b).        DISABILITY CLAIMS............................................................12

   7.2(c).        PERIOD FOR REVIEW DECISION...................................................12

   7.2(d).        DECISIONS BY COMMITTEE.......................................................12

   7.2(e).        REVIEW DECISION..............................................................13

   7.3.           PROCEDURES APPLYING TO BOTH CLAIMS AND REVIEW PROCEDURES.....................13

   7.3(a).        METHOD OF NOTIFICATION.......................................................13

   7.3(b).        WHEN CLAIM OR APPEAL DEEMED FILED............................................13

   7.3(c).        TOLLING OF PERIOD FOR MAKING DECISION........................................13

   7.3(d).        RELEVANT DOCUMENTS...........................................................13

   7.3(e).        DISABILITY CLAIMS............................................................13

SECTION 8.        PARTICIPATION BY RELATED COMPANIES...........................................14

   8.1.           ADOPTION OF PLAN BY RELATED COMPANY..........................................14

   8.2.           WITHDRAWAL FROM PLAN BY RELATED COMPANY......................................14

   8.3.           OBLIGATION OF PARTICIPATING EMPLOYERS........................................14

SECTION 9.        MISCELLANEOUS PROVISIONS.....................................................14

   9.1.           AMENDMENT OR TERMINATION.....................................................14

   9.2.           PARTICIPANT'S RIGHTS UNSECURED...............................................14

   9.3.           NONTRANSFERABILITY/NONALIENABILITY...........................................15

   9.4.           PARTICIPANT OBLIGATION TO FURNISH INFORMATION................................15

   9.5.           NO RIGHT OF EMPLOYMENT.......................................................15

   9.6.           PLAN EXPENSES................................................................15

   9.7.           OFFSETS......................................................................15

   9.8.           SEVERABILITY.................................................................15

   9.9.           ENFORCEABILITY...............................................................15

   9.10.          LIMITATION OF ACTIONS........................................................15

   9.11.          GOVERNING LAW................................................................16

                             HOME DEPOT U.S.A., INC.
                     DEFERRED COMPENSATION PLAN FOR OFFICERS
               (As Amended and Restated Effective January 1, 2003)


                                   SECTION 1.
                        ESTABLISHMENT AND PURPOSE OF PLAN

1.1. Establishment of Plan. The Compensation Committee of the Board of Directors of The Home Depot, Inc. adopted the Home Depot U.S.A., Inc. Deferred Compensation Plan For Officers effective March 1, 2002. The Plan is amended and restated, as set forth herein, effective January 1, 2003 except as otherwise expressly provided herein.

1.2. Purpose of Plan. The purpose of the Plan is to provide Eligible Officers an opportunity to defer to a future date the receipt of base and bonus compensation for services performed for the Participating Company. The Plan is intended to constitute, and shall be administered to qualify as, a "top hat" plan exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended, pursuant to Labor Reg. ss.2520.104-23 and shall be maintained strictly for a select group of management or highly compensated employees as contemplated by said regulation.

                                   SECTION 2.
                                   DEFINITIONS

2.1. "Account" means the Participant's bookkeeping account established on the Company's records showing the amount of the Participant's Base Compensation and Bonus Compensation deferred pursuant to the Participant's election and any notional earnings accrued thereon.

2.2 "Base Compensation" means the Participant's base rate of compensation (including regular compensation, holiday, vacation, personal, sick and severance pay) payable for services performed for the Participating Company for the Plan Year, as adjusted to reflect increases and decreases to the base rate during the Plan Year.

2.3 "Bonus Compensation" means the Participant's bonus or incentive compensation payable for services performed for the Participating Company for the Plan Year, including any signing bonus and any incentive compensation payable to the Participant pursuant to the Home Depot U.S.A., Inc. Long-Term Performance Incentive Plan or the Home Depot U.S.A. Management Incentive Plan.

2.4      "Board" means the Company's Board of Directors.

2.5 "Change in Control" means a change in control of the Parent Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act as in effect at the time of such change in control, provided that such a change in control shall be deemed to have occurred at such time as (1) any "person" (as that term is used in Sections 13(d) and 14(d) (2) of the Exchange Act), is or becomes the "beneficial owner," directly or indirectly, of securities representing twenty percent (20%) or more of the combined voting power for election of directors of the then outstanding securities of the Parent Company or any successor of the Parent Company; (2) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the board of directors of the Parent Company cease, for any reason, to constitute at least a majority of the board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) the stockholders of the Parent Company approve any merger or consolidation as a result of which the common stock of the Parent Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Parent Company) or any liquidation of the Parent Company or any sale or other disposition of fifty percent (50%) or more of the assets or earning power of the Parent Company; or (4) the stockholders of the Parent Company approve any merger or consolidation to which the Parent Company is a party as a result of which the persons who were stockholders of the Parent Company immediately before the effective date of the merger or consolidation shall have beneficial ownership of less than fifty-five percent (55%) of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

2.6.     "Code" means the Internal Revenue Code of 1986, as amended.

2.7. "Committee" means the Compensation Committee of the Board of Directors of The Home Depot, Inc.

2.8. "Company" means Home Depot U.S.A., Inc., a Delaware corporation, with corporate offices at 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339-4024.

2.9 "Deductible" means a distribution of Base Compensation or Bonus Compensation and earnings thereon for which the Participating Company is entitled to a compensation tax deduction.

2.10. "Distribution Date" means the earliest of the following events: (1) a year elected by the Participant that is after the Plan Year for which the deferrals are made; or (2) the Participant's Employment Termination for any reason (including death and Disability) before the Participant's Retirement Date; or (3) the Participant's Retirement Date or, if elected by the Participant, the Participant's Retirement Date plus one (1) year; or (4) if elected by the Participant, the date of a Change in Control.

2.11. "Disability" or "Disabled" means a physical or mental condition of the Participant which results in the Participant receiving benefits under the Participating Company's long term disability insurance plan, or in the event that the Participant is not participating in the Participating Company's long term disability insurance plan, means a physical or mental condition which in the judgment of the Committee, based on medical reports and other evidence satisfactory to the Committee, prevents the Participant from satisfactorily performing Participant's usual duties for the Participating Company or duties of such other job or position which the Participating Company makes available to the Participant and for which the Participant is qualified by reason of training, education or experience.

2.12.    "Effective Date" means January 1, 2003.

2.13. "Eligible Officer" means an employee officer of the Participating Company who: (1) has completed at least thirty (30) days of employment with the Participating Company in an eligible position as defined in
         Section 2.13(2); and (2) who is an executive officer of the Participating Company (Chief Executive Officer, Executive Vice President, Senior Vice President or Division President) or who is a Vice President of a Participating Company; and (3) is part of a select group of management or highly compensated employees of the Participating Company within the meaning of Labor Reg. ss.2520.104-23.

2.14. "Employment Termination" means the date that the Participant ceases to perform services for the Participating Company and is no longer on the Participating Company's active payroll; provided, however, that a Participant shall not be treated as having terminated employment with the Participating Company for purposes of Section 5 if, concurrently with or immediately after such termination, the Participant is employed by a subsidiary or affiliate of the Participating Company.

2.15. "Enrollment Period" means the period established by the Committee before the beginning of each Plan Year, and the thirty (30) day period after first becoming eligible to participate in the Plan, during which Participant deferral and distribution elections must be made.

2.16     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.17. "Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or the Participant's dependent (as defined in Code Section 152(a)) loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The need to send a Participant's child to college or the desire to purchase a home are not considered unforeseeable emergencies that qualify as a "hardship." After the Participant's death, the phrase "Participant's beneficiary" shall be substituted for the word "Participant" in the first sentence of this Section 2.17.

2.18 "Nondeductible" means a distribution of Base Compensation or Bonus Compensation and earnings thereon for which the Participating Company would not be entitled to a compensation tax deduction.

2.19 "Nondeductible Compensation" means Base Compensation or Bonus Compensation that in the year deferred is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m).

2.20 "Parent Company" means The Home Depot, Inc., a Delaware corporation, with corporate offices at 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339-4024.

2.21 "Participant" means an Eligible Officer who has made a deferral election under the Plan and any former Eligible Officer who has an amount credited to an Account for his or her benefit under the Plan.

2.22 "Participating Company" means the Company, Home Depot Services LLC (effective upon organization) and any other Related Company that the Committee authorizes by appropriate resolution to participate in the Plan as to its Eligible Officers.

2.23 "Plan" means the Home Depot U.S.A., Inc. Deferred Compensation Plan for Officers as described herein and as amended from time to time.

2.24     "Plan Year" means the calendar year.

2.25 "Related Company" means any trade or business, whether or not incorporated, which is a member of a controlled group of corporations within the meaning of Code Section 414(b) that includes the Company, or is under common control with the Company within the meaning of Code
         Section 414(c), or is part of an affiliated service group within the meaning of Code Section 414(m) that includes the Company.

2.26 "Retirement Date" means the date of the Participant's Employment Termination on or after the Participant's attainment of age sixty (60).

                                   SECTION 3.
                           PARTICIPATION AND DEFERRALS

3.1. Eligibility. Eligible Officers may participate in the Plan as provided in Section 3.2. The Committee shall communicate a summary of the terms and conditions of the Plan to Eligible Officers, in writing, as soon as administratively practicable after they become eligible.

3.2. Commencement of Participation. Deferral elections are effective, and an Eligible Officer shall commence participation in the Plan, on the first day of the Plan Year following the date the Eligible Officer files his or her deferral election with the Committee in accordance with Section
         3.3. Notwithstanding the foregoing, an Eligible Officer who first becomes eligible during the Plan Year shall commence participation in the Plan on the first available payroll period after the Eligible Officer timely files his or her deferral election with the Committee in accordance with Section 3.3, provided, however, that such newly Eligible Officer shall be eligible to defer Bonus Compensation for such Plan Year only to the extent it is earned and payable after the effective date of such officer's deferral election.

3.3. Deferral Elections. An Eligible Officer may elect during the Enrollment Period, in writing on forms approved by the Committee, to defer the receipt of a designated percentage of Base Compensation per payroll period that is earned and payable after the effective date of such election and a designated percentage of Bonus Compensation per payroll period that is payable after the effective date of such election and have such amount credited to the Participant's Account pursuant to the terms of the Plan. Deferral elections are effective at the time provided in Section 3.2. The Participant shall make a separate deferral election for Base and Bonus Compensation deferrals for each Plan Year. The minimum deferral each for Base Compensation and Bonus Compensation for any payroll period is One Thousand Dollars ($1,000.00) divided by the number of the Participant's remaining payroll periods for the Plan Year over which the deferral will be made. The maximum deferral is Fifty Percent (50%) of Base Compensation and One Hundred Percent (100%) of Bonus Compensation per payroll period. In no event may a Participant defer Base Compensation or Bonus Compensation for any payroll period to the extent the Participant has no Base or Bonus Compensation for such payroll period or to the extent the Participant's Base or Bonus Compensation is insufficient after other payroll deductions are made, in which case the Participant's Base and Bonus Compensation deferral shall be accordingly adjusted by the Committee for such payroll period. Notwithstanding the foregoing, deferrals under this Plan are made before any elective deferrals into the Participating Company's qualified retirement plans. Deferrals shall be deemed to be made first from Base or Bonus Compensation that is deductible to the Company and its affiliates before nondeductible Base or Bonus Compensation.

3.4 Continuance of Deferral Election During Severance Period. Deferral elections shall continue during any period that the Participant remains on the Participating Company's active payroll through salary continuation, severance or other similar payments made to the Participant through the Participating Company's payroll system.

3.5. Revocation/Modification of Deferral Elections. Deferral elections made for a Plan Year are irrevocable and may not be revoked or modified by the Participant. Deferral elections shall be automatically revoked on the effective date of Plan termination and on the date the Participant becomes ineligible to participate in the Plan.

3.6 Discretionary Contributions. The Participating Company may make a discretionary contribution, such as a signing bonus, to the Plan to be credited to the Account of a designated Participant, to vest and to be distributed to the Participant at such times and in such manner as determined by the Company. The Committee shall communicate, in writing, to the Participant any special vesting and distribution provisions that apply to a discretionary contribution.

                                   SECTION 4.
                     VESTING AND ADMINISTRATION OF ACCOUNTS

4.1. Vesting. Base Compensation and Bonus Compensation credited to a Participant's Account, and notional earnings thereon, shall be one hundred percent (100%) vested and non-forfeitable at all times; provided, however, that the Company may provide for a discretionary contribution made pursuant to Section 3.6 to vest over such period and in such installments as determined by the Company.

4.2. Credits/Debts to Account. Base Compensation and Bonus Compensation deferred under this Plan pursuant to the Participant's election in accordance with Section 3.3 shall be credited to the Participant's Account as soon as administratively practical after the date the deferrals would otherwise have been payable to the Participant in accordance with the Participating Company's normal payroll practices.

4.3. Account Earnings. As of the last day of each Plan Year, amounts credited to a Participant's Account shall be credited with notional earnings for the Plan Year equal to the yield on ten (10) year Treasury notes on the first business day of the Plan Year (the rate published for that day in the Wall Street Journal issued the following day) plus two and one-half percent (2.5%); provided, however, that the rate for the short 2002 Plan Year shall be 7.55%. Crediting of notional earnings shall be prorated for partial years of participation based on the number of days of participation during such Plan Year. Any change by the Committee in the method of crediting earnings shall be communicated to Participants in writing during the Enrollment Period for the Plan Year such change is to become effective and such change shall apply only to amounts credited to Participant Accounts on and after the first day of such Plan Year.

4.4. Ownership and Investment of Accounts. Amounts credited to a Participant's Account may be kept in any investment vehicles or assets as may be selected by the Committee in its discretion. The Participating Company shall be the owner of all amounts credited to Participant Accounts until paid to the Participant pursuant to Section 5.

4.5. Establishment of Rabbi Trust. The Committee shall establish and fully fund an irrevocable grantor trust to provide itself a source of funds to satisfy its liability to Participants and their beneficiaries under the Plan. The Participating Company shall make cash contributions to the trust as soon as administratively practical after payroll deductions are made and as soon as administratively practical after the end of the Plan Year for notional earnings credited to Participant Accounts for the Plan Year. The Participating Company shall be the sole owner of the assets of the trust and trust assets shall be subject to the claims of the Participating Company's general creditors. The sole interest of the Participant and the Participant's beneficiaries to the assets of the trust shall be as a general creditor of the Participating Company.

                                   SECTION 5.
                       DISPOSITION OF PARTICIPANT ACCOUNTS

5.1. Distribution Elections. Except as otherwise expressly provided herein, amounts credited to a Participant's Account for each Plan Year shall be paid to the Participant in accordance with the Participant's distribution election. The Participant shall make a separate distribution election for: (1) deferrals made each Plan Year and notional earnings thereon; and (2) for Disability distributions pursuant to Section 5.6; and (3) death distributions pursuant to
         Section 5.7. Distribution elections shall be in writing on forms approved by the Committee and shall specify a Distribution Date in accordance with Section 5.2, shall specify the form of distribution in accordance with Section 5.3, and shall be filed with the Committee during the Enrollment Period. A Participant may make a one (1) time change to his or her distribution election to elect a later Distribution Date in accordance with Section 5.2 and may make a one (1) time change to his or her distribution election to change the form of the distribution in accordance with Section 5.3; provided, however, that only the most recent election that is at least twelve (12) months from the Participant's elected Distribution Date shall control (or the Participant's first distribution election if Participant has less than twelve (12) months of Plan participation); any distribution election that is changed within twelve (12) months of the Distribution Date shall be ignored.

5.2. Distribution Date. Distribution shall commence to the Participant, in the manner elected by the Participant in accordance with Section 5.3, during the month of December of the year of the Distribution Date for in-service distributions (other than pursuant to Section 5.5) and as soon as administratively practical after the next January 1 following the Distribution Date for all other distributions. Notwithstanding the foregoing, Disability, Hardship, Change in Control and in-service distributions pursuant to Section 5.5 shall be made as soon as administratively practical following the approval by the Committee of the Disability, Hardship distribution or the occurrence of a Change in Control or a request for an in-service distribution pursuant to Section 5.5.

5.3. Form of Distribution. Vested amounts credited to a Participant's Account shall, at the Participant's election, be payable to the Participant in a single sum cash payment or in substantially equal annual cash installments over not more than ten (10) years. Annual installment payments shall be calculated by dividing the Account balance by the remaining annual installments to be made. Notwithstanding the Participant's distribution election, payment shall be made to the Participant in a single sum cash distribution in accordance with Section 5.2 if: (1) the vested amount credited to the Participant's Account as of the Participant's Distribution Date is Twenty-Five Thousand Dollars ($25,000.00) or less; or (2) the Participant's employment with the Participating Company terminates for any reason other than death or Disability before the Participant's Retirement Date; or (3) the Participant has elected a distribution in connection with a Change in Control. In the event the Participant's employment with the Participating Company terminates for any reason other than death or Disability before the Participant's Retirement Date and the Participant is receiving distributions under the Plan, such distributions shall be accelerated and paid to the Participant in a single sum cash distribution.

5.4. Hardship Distributions. In the event of a request by the Participant, or by the Participant's beneficiary after the Participant's death, for distribution due to Hardship, and a finding by the Committee that a Hardship exists, deferrals pursuant to Section 3.3 shall cease for a period of twelve (12) months from the date of a Hardship distribution pursuant to this section and vested amounts credited to the Participant's Account shall be paid to the Participant in a single sum cash payment as soon as administratively practicable after the date of the Hardship. Notwithstanding the foregoing: (1) payment shall be limited to the amount reasonably necessary to satisfy the Hardship, and
         (2) payment shall not be made to the extent that the Hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause several financial hardship, or by cessation of deferrals under this Plan. Any decision of the Committee with respect to the application of the provisions of this section shall have a presumption of correctness, and the burden shall be on Participant to rebut such presumption by a preponderance of the evidence. The Participant shall be provided with a reasonable opportunity to present any and all evidence on his or her behalf.

5.5. In-Service Distributions With Penalty. A Participant may request, on forms approved by the Committee, a minimum distribution of One Thousand Dollar ($1,000.00) and a maximum distribution of one hundred percent (100%) of the Participant's vested total Account balance at any time for any reason, provided that the Participant shall forfeit to the Participating Company Ten Percent (10%) of the amount of the requested distribution. Said distribution shall be paid to the Participant in a single sum distribution as soon as administratively practical after receipt by the Committee of the Participant's signed and completed distribution request form. All deferrals pursuant to Section 3.3 shall cease for a period of twelve
         (12) months from the date of a distribution pursuant to this Section
         5.5.

5.6. Disability Distributions. If a Participant becomes Disabled before the Participant's Retirement Date, vested amounts credited to the Participant's Account shall be distributed to the Participant, in accordance with the Participant's Disability distribution election in accordance with Sections 5.2 and 5.3. Any decision of the Committee with respect to the application of the provisions of this section shall have a presumption of correctness, and the burden shall be on Participant to rebut such presumption by a preponderance of the evidence. The Participant shall be provided with a reasonable opportunity to present any and all evidence on his or her behalf.

5.7. Death Distributions. If a Participant dies before distribution of all the amounts credited to the Participant's Account, any vested amounts remaining in the Participant's Account shall be distributed to the deceased Participant's designated beneficiary or beneficiaries in the form specified by the Participant in accordance with Sections 5.2 and
         5.3. If distributions have already commenced before the Participant's death, the Participant's designated beneficiary will continue to receive payments according to the same schedule as had been made to the Participant before his or her death. All beneficiary designations shall be in writing on forms approved by the Committee and shall be filed with the Committee. A Participant may, at any time, revoke or change any beneficiary designation by filing a new written designation with the Committee. If there is no effective beneficiary designation filed with the Committee at the time of the Participant's death, distribution of amounts otherwise payable to the deceased Participant under the Plan shall be paid in a single sum cash distribution to the personal representative of the Participant's estate as a part of the Participant's estate in accordance with Section 5.2. If a beneficiary designated by the Participant to receive the Participant's benefits shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid in a single sum cash distribution to such deceased beneficiary's estate in a single sum distribution as soon as administratively practical after your beneficiary's death. The Committee, upon making a reasonable effort to ascertain the identity of the proper beneficiary or beneficiaries to receive any amounts payable pursuant to these provisions shall be entitled to rely on information reasonably available to it, and upon making any payments provided herein to any beneficiary believed in good faith by the Committee to be entitled thereto, shall have no further liability to any person for such payments.

5.8. Disposition of Account on Plan Termination. Upon termination of the Plan, distribution of vested Accounts shall be made, at the time and in the form elected by the Participant, according to the distribution election on file with the Committee at the time of such termination.

5.9. Accounting Method For Distributions. Distributions shall be made first, in descending order, from the portion of the Participant's Account earning the highest rate of notional earnings. For portions of Participant's Account earning the same rate of notional earnings, distribution shall made first from the oldest such Account in chronological order (first in-first out method). Debits and offsets shall be made first, in descending order, from the Nondeductible portion of the Participant's Account earning the highest rate of notional earnings and then, in descending order, from the Deductible portion of the Participant's Account earnings the highest rate of notional earnings.

5.10. Distributions Causing Loss of Compensation Deduction. Notwithstanding the Participant's distribution election, no distribution shall be made to the extent the distribution would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $1 million and that is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any distribution not made because of this limitation shall be distributed in the first subsequent year in which the distribution would not cause the loss of the Company's or its affiliated companies' compensation tax deduction. This section shall not apply to: (1) Nondeductible Compensation; (2) death distributions pursuant to Section 5.7; (2) Disability distributions pursuant to Section 5.6; (3) In-Service distributions pursuant to Section 5.5; (4) Hardship Distributions pursuant to Section 5.4; (5) Change in Control distributions; and (6) distributions made with respect to compensation deferred for the 2002 Plan Year, including earnings thereon.

5.11. Tax Withholding. The Committee shall deduct from distributions under the Plan any federal, state or local tax withholding or other taxes or charges that the Participating Company is required to deduct under applicable law. The Participating Company shall be entitled to deduct from other compensation payable to the Participant, any employment or other tax required to be withheld as amounts are deferred under the Plan and the Participating Company may adjust the Participant's deferral election to cover required tax withholdings.

5.12. Presumed Competency. Every person receiving or claiming payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his or her estate has been appointed. In the event a guardian or conservator of the estate or any person receiving or claiming payments under the Plan shall be appointed by a court of competent jurisdiction, payments under the Plan may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payments so made shall be a complete discharge of any liability or obligation of Participating Company or the Committee regarding such payments.

5.13. Forfeiture of Unclaimed Benefits. Each Participant shall keep the Committee informed of his or her current address and the current address of his or her beneficiary. The Committee shall not be obligated to search for the whereabouts of any person. If the Committee is unable to locate any person to whom a payment is due under the Plan or a distribution payment check is not presented for payment, such payment shall be irrevocably forfeited two (2) years after the date on which the payment was first due. Forfeited payments shall be returned to the source of the payment (e.g., if benefits are funded through contributions by the Participating Company from its general assets, the forfeited payment shall be returned to the Participating Company; if the forfeited benefit payment is made from trust funds, the forfeited payment shall revert to the trust from which the payment was made).

                                   SECTION 6.
                            COMMITTEE ADMINISTRATION

6.1. Plan Committee. The Plan shall be administered by the Committee. A Participant who is also a member of the Committee shall not participate in any decision involving an election made by him or her or relating in any way to his or her individual rights, duties and obligations as a Participant under the Plan (other than decisions that affect all Participants). The Committee may appoint an administrative committee or one or more employees or agents to assist it in administration of the Plan and may delegate its duties under the Plan to such committee, employees or agents. Any references in the Plan to the Committee shall be to the administrative committee or such other designated agent to the extent the Committee has delegated its duties under the Plan to an administrative committee or other agent.

6.2. Committee Action. A majority of the Committee shall constitute a quorum for the transaction of business. All actions taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee.

6.3. Plan Rules and Regulations. The Committee may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as elections, beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan.

6.4. Determinations by Committee. All determinations of the Committee, including, but not limited to, all questions of construction and interpretation, shall be final, binding and conclusive on all parties and the Committee shall have complete discretion in making such determinations.

6.5. Plan Records. The Committee shall be responsible for maintaining books and records for the Plan.

                                   SECTION 7.
                           CLAIM AND REVIEW PROCEDURES

7.1. Claims Procedure: Any person who believes he or she is being denied rights or benefits under the Plan may file a written claim with the Committee, containing the claimant's name, mailing address, telephone number and a detailed description of the claim or dispute. The Committee shall notify the claimant of its decision if a claim is denied in whole or part. The notification will be given within 90 days (45 days for disability benefit claims) after the claim is filed, or within 180 days (75 days for disability claims) if special circumstances require an extension of time for processing the claim (in the case of disability claims due to matters beyond the Plan's control) and written notice of the extension, the circumstances and the date the Plan expects to make its decision is given to the claimant within the initial 90 day period (45 day period for disability claims). The notification shall be written in a manner calculated to be understood by the claimant and shall contain: (1) specific reasons for the denial,

         (2) specific reference to Plan provisions on which the decision is based, (3) a description of any necessary additional material or information and an explanation of why it is necessary, and (4) information as to the steps to be taken and time limits for submitting a request for review, including a statement of the claimant's right to bring a civil action under ERISA Section 502(a) after an adverse benefit determination on review. The processing of a disability benefit claim may be extended an additional 30 days beyond the first 30 day extension if written notice of the extension, the circumstances and the date the Plan expects to make its decision is given to the claimant before the expiration of the first 30 day extension. In the case of any extension of time for processing a disability benefit claim, the notice of extension shall explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues and the claimant shall be afforded at least 45 days within which to provide the specified information. If notification is not given by the Committee within the periods set forth above, the claim will be considered denied as of the last day of such period and the claimant may request review of the claim.

7.2.     Review Procedure:

(a) General Procedures. Within 60 days (180 days for disability benefit claims) of receipt by the claimant of the written notice of denial of the claim, or within 60 days (180 days for disability benefit claims) after the claim is deemed denied, the claimant may file an appeal of an adverse benefit determination with the Committee for a full and fair review of the denied claim. The claimant may submit written comments, documents, records and other information relating to the claim. Upon request, the claimant shall be provided, free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim. The review decision shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. In the event of an adverse benefit determination on review, the Committee shall provide access to, and copies of, relevant documents, records and other information.

(b) Disability Claims. The following special rules apply to review decisions on disability benefit claims: (1) the review shall not afford deference to the initial adverse benefit determination and shall be conducted by an appropriate named Plan fiduciary who is neither the individual who made the adverse benefit determination that is the subject of the appeal nor the subordinate of such individual; and (2) in deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the appropriate named fiduciary shall consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal nor the subordinate of any such individual; and (3) the review decision shall identify the medical or vocational experts whose advice was obtained on the Plan's behalf in connection with a claimant's adverse benefit determination, without regarding to whether the advice was relied upon in making the benefit determination.

(c) Period For Review Decision. The Committee shall make its review decision within 60 days (45 days for disability benefit claims) after the receipt of the claimant's request for review, unless special circumstances require an extension of time, in which case the 60 day period (45 day period for disability benefit claims) may be extended to 120 days (90 for disability benefit claims). The Committee shall notify the claimant in writing of any extension before the end of the initial 60-day period (45 day period for disability benefit claims), explaining the circumstances requiring the extension and the date the Plan expects to make the determination on review.

(d) Decisions By Committee. Benefit determinations by the Committee, if the Committee holds regularly scheduled meetings at least quarterly, shall be made no later than the date of the meeting after the Plan's receipt of a request for review. If the request for review is filed within 30 days preceding the date of such meeting, the benefit determination may be made by no later than the date of the second meeting after the Plan's receipt of the request for review. If special circumstances require a further extension of time for processing, a benefit determination shall be made not later than the third meeting of the Committee after the Plan's receipt of the request for review. The Committee shall provide the claimant with written notice of any extension, describing the special circumstances and the date as of which the benefit determination will be made, before the commencement of the extension. The Committee shall notify the claimant of the benefit determination not later than 5 days after the benefit determination is made.

(e) Review Decision. An adverse benefit determination on review shall set forth, in a manner calculated to be understood by the claimant: (1) the specific reason or reasons for the adverse determination; (2) reference to the specific plan provisions on which the benefit determination is based; (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits; and (4) a statement describing the claimant's right to bring an action under ERISA Section 502(a).

7.3.     Procedures Applying To Both Claims and Review Procedures:

(a) Method of Notification. Notice of the Committee's adverse benefit determination may be by written or electronic notification. Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i), (iii) and (iv).

(b) When Claim or Appeal Deemed Filed. A claim or appeal shall be considered filed when received by the Committee regardless of whether all the information necessary to make a benefit determination accompanies the filing.

(c) Tolling of Period for Making Decision. If a time period is extended because of the claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date notification of the extension is sent to the claimant until the date the claimant responds to the request for additional information.

(d) Relevant Documents. A document, record or other information shall be considered relevant to a claim if it: (1) was relied upon in making the benefit determination, (2) was submitted, considered or generated in making the benefit determination, regardless of whether it was relied upon in making the benefit determination, or (3) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.

(e) Disability Claims. If an internal rule, guideline, protocol, or other similar criterion is relied upon in making an adverse claim or review determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination shall be stated in the claim and review decisions and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.

                                   SECTION 8.
                       PARTICIPATION BY RELATED COMPANIES

8.1 Adoption of Plan by Related Company. The Committee may designate a Related Company to become a Participating Company in the Plan as to its Eligible Officers. Any Related Company so designated may adopt the Plan and become a Participating Company by resolution of its Board of Directors, as of the effective date provided in such resolution. Participating Companies shall be subject to the terms and provisions of the Plan. By adopting the Plan, the Related Company designates the Company to administer the Plan and to amend or terminate the Plan pursuant to Article 9.

8.2 Withdrawal From Plan by Related Company. A Participating Company that wishes to withdraw from the Plan shall deliver to the Company a resolution of its Board of Directors which authorizes its withdrawal as a Participating Company. The Board may at any time, in its sole discretion, determine that a Participating Company shall no longer participate in the Plan and may direct that the Participating Company withdraw from the Plan.

8.3 Obligation of Participating Company. Each Related Company adopting the Plan agrees to make all payments required to be made under the Plan or provided to or on behalf of the Participants employed by such Participating Company, and agrees that the liability for making such payments and providing such benefits shall be the sole and exclusive obligation of such Participating Company. Each Related Company by adopting this Plan agrees to pay all fees and reimburse all expenses to the Company as required by the Company and as agreed to by the parties in connection with the administration of this Plan.

                                   SECTION 9.
                            MISCELLANEOUS PROVISIONS

9.1. Amendment or Termination. The Company reserves the right to amend, modify, terminate or discontinue the Plan at any time by appropriate action taken by the Committee, provided, however, that no such action shall reduce the amounts then credited to any Account of any Participant except for reductions necessitated by the claims of the Participating Company's general creditors as contemplated by Section 9.2, Plan expenses contemplated by Section 9.6 and offsets contemplated by Section 9.7.

9.2. Participant's Rights Unsecured. The Participating Company shall remain the owner of amounts deferred under the Plan. The Participant and the Participant's beneficiary have only the Participating Company's unsecured promise to pay. The rights accruing to the Participant and the Participant's beneficiary are those of an unsecured general creditor of the Participating Company. Any contract, policy or other asset which the Participating Company may utilize to assure itself of the funds to make payment shall not serve in any way as security to the Participant or beneficiary for the Participating Company's obligations under the Plan. Accounts established under the Plan are for bookkeeping purposes only and shall not be considered to create a fund for the Participant or beneficiary.

9.3. Nontransferability/Nonalienability. No right of any Participant or beneficiary to receive any Plan payment shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or thereafter payable shall be void.

9.4. Participant Obligation to Furnish Information. Each person entitled to receive a Plan payment, whether a Participant, a duly designated beneficiary, a guardian or otherwise, shall provide the Committee with such information as it may from time to time deem necessary or in its best interest in administering the Plan. Any such person shall also furnish the Committee with such documents, evidence, data or other information as the Committee may from time to time deem necessary or advisable.

9.5. No Right of Employment. The Plan shall not be deemed to constitute a contract of employment between a Participant and the Participating Company, nor shall any Plan provision restrict the right of the Participating Company to discharge a Participant, or restrict the right of a Participant to terminate his or her employment.

9.6. Plan Expenses. Unless paid by the Participating Company, expenses of administering the Plan shall be paid by the Participants, except as otherwise provided herein, and shall be debited among Participant Accounts in proportion to the Participant's Account balance to total Account balances.

9.7. Offsets. As a condition to eligibility to participate in the Plan, each Participant consents to the deduction from amounts otherwise payable under the Plan to the Participant and the Participant beneficiaries all amounts owed by the Participant to the Participating Company and the Participating Company and its affiliates to the maximum extent permitted by applicable law.

9.8 Severability. The invalidity or unenforceability of any provision in this Plan shall not in any way affect the validity or enforceability of any other provision and the Plan shall be construed in all respects as if such invalid or unenforceable provision had never been in the Plan.

9.9 Enforceability. The Plan shall be binding upon, inure to the benefit of and be enforceable by the Participating Company and Participants and their respective legal representatives, successors and assigns.

9.10. Limitation of Actions. No lawsuit with respect to any benefit payable or other matter arising out or relating to the Plan may be brought before exhaustion of the claim and review procedures set forth in
         Section 7 and any lawsuit must be filed no later than one (1) year after a claim is denied or be forever barred.

9.11. Governing Law. The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Georgia. By participating in the Plan, the Participant irrevocably consents to the exclusive jurisdiction of the courts of the State of Georgia and of any federal court located in Northern District of Georgia in connection with any action or proceeding arising out of or relating to the Plan, any document or instrument delivered pursuant to or in connection with the Plan.